Exhibit 99.1
Fortrea Reports Second Quarter 2025 Results
For the three months ended June 30, 2025, from continuing operations:

•Revenues of $710.3 million
•GAAP net loss of $(374.9) million, inclusive of a non-cash goodwill impairment charge
•Adjusted EBITDA of $54.9 million
•GAAP and adjusted net (loss) income per diluted share of $(4.14) and $0.19, respectively
•Book-to-bill ratio of 0.79x, resulting in 1.10x book-to-bill for the trailing 12 months
•Cost saving initiatives remain on track
•Raising 2025 revenue guidance to a range of $2,600 million to $2,700 million; affirming 2025 adjusted EBITDA guidance

DURHAM, N.C., August 06, 2025— Fortrea (Nasdaq: FTRE) (the “Company”), a leading global contract research organization (CRO), today reported financial results for the second quarter ended June 30, 2025.
“As Fortrea marked two years of independence at the end of June, the last remaining demands of the spin-related transition are firmly in the rear-view mirror,” said Fortrea Chief Financial Officer, Jill McConnell. “Fortrea is now positioned to fully focus on our future, with an unwavering dedication to creating value for our customers, employees and shareholders. Our second quarter performance demonstrated that our business fundamentals are sound, our cash flow is positive, and we delivered on our operational commitments. As we look ahead, we’re excited to welcome Anshul Thakral as our CEO and we’re looking forward to his leadership and the passion for patients that he will bring to Fortrea.”
As announced on June 11, 2025, Anshul Thakral joined Fortrea as CEO on August 4, 2025, succeeding Interim CEO Peter M. Neupert, who remains chairman of Fortrea’s Board of Directors (the “Board”). Thakral also serves as a director of the Board.
“My first impressions at Fortrea have underscored my confidence that we are well positioned to help customers navigate a complicated development landscape,” said Thakral. “Our team at Fortrea is engaged and experienced. Our customers have expressed to me how highly they value our people, our value proposition and our commitment to operational excellence. I’m looking forward to working with our team as we partner with our customers and strengthen a platform for growth that drives shareholder value and ultimately benefits the patients we serve.”
All commentary in this press release relates to continuing operations unless otherwise noted.
Second Quarter 2025 Financial Results
Revenue for the second quarter was $710.3 million, compared to $662.4 million in the second quarter of 2024.
Second quarter GAAP net loss was $(374.9) million and diluted loss per share was $(4.14), inclusive of a non-cash goodwill impairment charge of $309.1 million which impacted diluted loss per share by $(3.41), compared to second quarter of 2024 GAAP net loss of $(99.3) million and diluted loss per share of $(1.11). Second quarter adjusted net income, which excludes the goodwill impairment and other charges, was $17.6 million and diluted income per share was $0.19 compared to second quarter of 2024 adjusted net loss of $(2.3) million and diluted loss per share of $(0.03). Second quarter adjusted EBITDA was $54.9 million, compared to second quarter of 2024 adjusted EBITDA of $55.2 million.
Backlog as of June 30, 2025 was $7,547 million, and the book-to-bill ratio for the quarter was 0.79x.
First Half 2025 Financial Results
Revenue for the first half was $1,361.6 million, compared to $1,324.5 million in the first half of 2024.
First half GAAP net loss was $(937.8) million and diluted loss per share was $(10.37), inclusive of a non-cash goodwill impairment charge of $797.9 million which impacted diluted loss per share by $(8.83), compared to first half of 2024 GAAP net loss of $(179.1) million and diluted loss per share of $(2.01). First half adjusted net income, which excludes the goodwill impairment and other charges, was $19.5 million and diluted income per share was $0.21 compared to first half of 2024 adjusted net loss of $(7.2) million and diluted loss per share of $(0.08). First half adjusted EBITDA was $85.2 million, compared to first half of 2024 adjusted EBITDA of $82.3 million.
The goodwill impairments primarily resulted from declines in the Company’s share price. The second quarter was also impacted by a market-driven increase to the discount rate.
Full-Year 2025 Guidance
The Company is increasing its revenue guidance for the full year 2025, to a range of $2,600 million to $2,700 million and affirming adjusted EBITDA guidance in the range of $170 million to $200 million. The guidance assumes foreign currency exchange rates as of December 31, 2024, remain in effect for the forecast period.
Earnings Call and Replay
Fortrea will host a conference call at 8:00 am ET on August 6, 2025 to review its second quarter financial results and conduct a question and answer session. To participate in the earnings call, participants should register online at the Fortrea Investor Relations website. To avoid potential delays, please join at least 10 minutes prior to the start of the call. The conference call can also be accessed through the following earnings webcast link. A replay of the live conference call will be available shortly after the conclusion of the event and accessible on the events and presentations section of the Fortrea website. A supplemental slide presentation will also be available on the Investor Relations website prior to the start of the call.
About Fortrea
Fortrea (Nasdaq: FTRE) is a leading global provider of clinical development solutions to the life sciences industry. We partner with emerging and large biopharmaceutical, biotechnology, medical device and diagnostic companies to drive healthcare innovation that accelerates life changing therapies to patients. Fortrea provides phase I-IV clinical trial management, clinical pharmacology and consulting services. Fortrea’s solutions leverage three decades of experience spanning more than 20 therapeutic areas, a passion for scientific rigor, exceptional insights and a strong investigator site network. Our talented and diverse team working in about 100 countries is scaled to deliver focused and agile solutions to customers globally. Learn more about how Fortrea is becoming a transformative force from pipeline to patient at Fortrea.com and follow us on LinkedIn and X (formerly Twitter).
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, the Company’s 2025 financial guidance.

In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from the Company’s expectations due to a number of factors, including, but not limited to, the following: the Company’s ability to successfully implement the Company’s business strategies and execute the Company’s long-term value creation strategy; risks and expenses associated with the Company’s international operations, tariff policies, trade sanctions and other trade restrictions and currency fluctuations; the Company’s customer or therapeutic area concentrations; any further deterioration in the macroeconomic environment or further changes in government regulations and funding, which could lead to defaults or cancellations by the Company’s customers; the risk that the Company’s backlog and net new business may not be indicative of the Company’s future revenues and that the Company might not realize all of the anticipated future revenue reflected in the Company’s backlog; the Company’s ability to generate sufficient net new business awards, or if net new business awards are delayed, terminated, reduced in scope, or fail to go to contract; if the Company underprices its contracts, overruns its cost estimates, or fails to receive approval for, or experiences delays in documentation of change orders; and other factors described from time to time in documents that the Company files with the SEC. For a further discussion of the risks relating to the Company’s business, see the “Risk Factors” Section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (the "SEC"), as such factors may be amended or updated from time to time in the Company’s subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data. All forward-looking statements are made only as of the date of this release and the Company does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect future events or developments.
Note on Non-GAAP Financial Measures
This release includes information based on financial measures that are not recognized under generally accepted accounting principles in the United States ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income, Adjusted Basic and Diluted EPS, and Free Cash Flow. Non-GAAP financial measures are presented only as a supplement to the Company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the Company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the Company’s results of operations as determined in accordance with GAAP.
The Company uses non-GAAP measures in its operational and financial decision making and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, in calculating Adjusted EBITDA, the Company excludes all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements and trademarks, trade names and other from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although the Company excludes amortization of acquired intangible assets from the Company’s non-GAAP expenses, the Company believes that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income attributable to the Company. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The Company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.
The non-GAAP financial measures are not presented in accordance with GAAP. Please refer to the schedules attached to this release for relevant definitions and reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures. The Company’s full-year 2025 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include, but are not limited to, acquisition-related expenses, goodwill impairment, restructuring and related expenses, stock-based compensation and other items not reflective of the Company's ongoing operations.
Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the Company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the Company’s results of operations as determined in accordance with GAAP.
Fortrea Contacts
Hima Inguva (Investors) – 877-495-0816, hima.inguva@fortrea.com
Tracy Krumme (Investors) – 984-385-6707, tracy.krumme@fortrea.com
Sue Zaranek (Media) – 919-943-5422, media@fortrea.com
Kate Dillon (Media) – 646-818-9115, kdillon@prosek.com

FORTREA HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$710.3	$662.4	$1,361.6	$1,324.5
Costs and expenses:
Direct costs, exclusive of depreciation and amortization	576.8	525.3	1,111.6	1,079.5
Selling, general and administrative expenses, exclusive of depreciation and amortization	124.8	156.2	246.6	276.3
Depreciation and amortization	19.6	21.4	39.1	43.3
Goodwill and other asset impairments	309.1	—	797.9	—
Restructuring and other charges	10.3	10.4	16.8	13.7
Total costs and expenses	1,040.6	713.3	2,212.0	1,412.8
Operating loss	(330.3)	(50.9)	(850.4)	(88.3)
Other income (expense):
Interest expense	(23.3)	(45.2)	(45.6)	(79.5)
Foreign exchange loss	(19.9)	(1.5)	(25.5)	(6.8)
Other, net	2.8	9.0	2.8	10.3
Loss from continuing operations before income taxes	(370.7)	(88.6)	(918.7)	(164.3)
Income tax expense	4.2	10.7	19.1	14.8
Loss from continuing operations	(374.9)	(99.3)	(937.8)	(179.1)
Loss from discontinued operations, net of tax	—	(39.1)	—	(60.3)
Net loss	$(374.9)	$(138.4)	$(937.8)	$(239.4)

Earnings (loss) per common share
Basic and diluted earnings (loss) per share from continuing operations	$(4.14)	$(1.11)	$(10.37)	$(2.01)
Basic and diluted earnings (loss) per share from discontinued operations	—	(0.44)	—	(0.68)
Basic and diluted earnings (loss) per share	$(4.14)	$(1.55)	$(10.37)	$(2.69)

FORTREA HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars and shares in millions)
(unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$81.2	$118.5
Accounts receivable and unbilled services, net	739.2	659.5
Prepaid expenses and other	139.6	170.2
Total current assets	960.0	948.2
Property, plant and equipment, net	148.7	156.3
Goodwill, net	965.2	1,710.4
Intangible assets, net	654.3	655.7
Deferred income taxes	5.6	5.2
Other assets, net	101.3	103.4
Total assets	$2,835.1	$3,579.2
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$92.6	$138.2
Accrued expenses and other current liabilities	380.8	369.8
Unearned revenue	381.7	353.3
Current portion of long-term debt	74.8	74.8
Short-term operating lease liabilities	12.4	13.4
Total current liabilities	942.3	949.5
Long-term debt, less current portion	1,100.9	1,049.7
Operating lease liabilities	52.9	60.6
Deferred income taxes and other tax liabilities	112.8	121.7
Other liabilities	37.0	35.3
Total liabilities	2,245.9	2,216.8
Commitments and contingent liabilities
Equity:
Common stock, 90.8 and 89.7 shares outstanding at June 30, 2025 and December 31, 2024, respectively	0.1	0.1
Additional paid-in capital	2,079.5	2,042.2
Accumulated deficit	(1,334.8)	(397.0)
Accumulated other comprehensive loss	(155.6)	(282.9)
Total equity	589.2	1,362.4
Total liabilities and equity	$2,835.1	$3,579.2

FORTREA HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions) (unaudited)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(937.8)	$(239.4)
Adjustments to reconcile net loss to net cash (used for) provided by operating activities:
Depreciation and amortization	39.1	44.9
Stock compensation	37.3	30.1
Credit loss expense	9.0	12.5
Operating lease right-of-use asset expense	6.0	11.9
Operating lease right-of-use asset impairment	1.2	—
Goodwill and other asset impairments	797.9	24.0
Deferred income taxes	(16.8)	(11.6)
Unrealized foreign exchange movements	37.7	(11.3)
Loss on sale of business	—	23.2
Write-off of debt issuance costs	—	12.2
Other, net	2.3	(7.8)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable and unbilled services, net	(77.5)	346.9
Decrease (increase) in prepaid expenses and other	24.5	(11.7)
(Decrease) increase in accounts payable	(46.8)	13.0
Increase in deferred revenue	23.2	34.2
Decrease in accrued expenses and other	(1.7)	(23.0)
Net cash (used for) provided by operating activities	(102.4)	248.1
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(10.4)	(20.5)
Proceeds from sale of business, net	19.0	276.6
Proceeds from sale of assets	—	0.1
Net cash provided by investing activities	8.6	256.2
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facilities	316.4	474.5
Payments on revolving credit facilities	(266.4)	(474.5)
Debt issuance costs	(0.6)	—
Principal payments of long-term debt	—	(482.7)
Net cash provided by (used for) financing activities	49.4	(482.7)
Effect of exchange rate changes on cash and cash equivalents	7.1	(4.0)
Net change in cash and cash equivalents	(37.3)	17.6
Cash and cash equivalents at beginning of period	118.5	108.6
Cash and cash equivalents at end of period	$81.2	$126.2

The cash flows related to discontinued operations have not been segregated and are included in the condensed consolidated statements of cash flows.

RECONCILIATION OF NON-GAAP MEASURES
FORTREA HOLDINGS INC.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(in millions)
(unaudited)

	Trailing Twelve Months Ended June 30, 2025	Three Months Ended June 30,		Six Months Ended June 30,
		2025	2024	2025	2024
Adjusted EBITDA from continuing operations:
Net loss from continuing operations	$(1,030.2)	$(374.9)	$(99.3)	$(937.8)	$(179.1)
Income tax expense	0.8	4.2	10.7	19.1	14.8
Interest expense, net	89.9	23.3	45.2	45.6	79.5
Foreign exchange loss	29.3	19.9	1.5	25.5	6.8
Depreciation and amortization (a)	81.1	19.6	21.4	39.1	43.3
Goodwill and other asset impairments	797.9	309.1	—	797.9	—
Restructuring and other charges (b)	54.3	10.7	11.0	17.5	14.4
Stock based compensation	65.6	22.7	15.4	37.3	28.9
Disposition-related costs (c)	18.6	2.8	1.4	6.6	1.4
One-time spin-related costs (d)	79.5	10.4	53.9	20.4	70.9
Customer matter (e)	1.7	—	0.4	—	4.3
Enabling Services Segment costs (f)	—	—	2.5	—	7.3
CEO transition related costs	4.8	4.8	—	4.8	—
Other (g)	12.1	2.3	(8.9)	9.2	(10.2)
Adjusted EBITDA from continuing operations	$205.4	$54.9	$55.2	$85.2	$82.3

(a) Includes amortization of intangible assets acquired as part of business acquisitions.
(b) Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions to reduce overcapacity, align resources and facilities, and restructure certain operations.
(c) Disposition-related costs are short-term incremental costs to support the transition services agreement associated with the sale of the Enabling Services Segment.
(d) Represents one-time or incremental costs required to implement capabilities to exit the Transition Services Agreement with former parent.
(e) As part of working with a customer, the Company agreed to make concessions and provide discounts and other consideration to the customer as part of a multi-party solution. There were no related adjustments in 2025 as the agreed upon amounts had been satisfied.
(f) These adjustments remove the impact of certain Enabling Services costs not included in discontinued operations. The Enabling Services Segment was sold in the second quarter of 2024.
(g) Includes adjustments to estimated contingent consideration on a sale of a facility, income related to services provided under Transition Services Agreements, settlements related to litigation initiated prior to the Spin, the yield expense incurred on amounts received under the Company’s Receivables Securitization Program, and amortization of implementation costs deferred in connection with cloud computing arrangements.

FORTREA HOLDINGS INC.
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(dollars and shares in millions, except per share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Adjusted net income (loss) from continuing operations:
Net loss from continuing operations	$(374.9)	$(99.3)	$(937.8)	$(179.1)
Foreign exchange loss	19.9	1.5	25.5	6.8
Amortization (a)	14.6	15.1	29.1	30.4
Goodwill and other asset impairments	309.1	—	797.9	—
Restructuring and other charges (b)	10.7	11.0	17.5	14.4
Stock based compensation	22.7	15.4	37.3	28.9
Disposition-related costs (c)	2.8	1.4	6.6	1.4
One-time spin-related costs (d)	10.4	53.9	20.4	70.9
Customer matter (e)	—	0.4	—	4.3
Enabling Services Segment costs (f)	—	2.5	—	7.3
CEO transition related costs	4.8	—	4.8	—
Other (g)	2.3	(8.9)	9.2	(10.2)
Income tax impact of adjustments (h)	(4.8)	4.7	9.0	17.7
Adjusted net income (loss) from continuing operations	$17.6	$(2.3)	$19.5	$(7.2)

Basic shares	90.6	89.4	90.4	89.3
Diluted shares	91.1	89.4	91.1	89.3
Adjusted basic EPS from continuing operations	$0.19	$(0.03)	$0.22	$(0.08)
Adjusted diluted EPS from continuing operations	$0.19	$(0.03)	$0.21	$(0.08)
(a) Includes amortization of intangible assets acquired as part of business acquisitions.
(b) Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions to reduce overcapacity, align resources and facilities, and restructure certain operations.
(c) Disposition-related costs are short-term incremental costs to support the transition services agreement associated with the sale of the Enabling Services Segment.
(d) Represents one-time or incremental costs required to implement capabilities to exit the Transition Services Agreement with former parent.
(e) As part of working with a customer, the Company agreed to make concessions and provide discounts and other consideration to the customer as part of a multi-party solution. There were no related adjustments in 2025 as the agreed upon amounts had been satisfied.
(f) These adjustments remove the impact of certain Enabling Services costs not included in discontinued operations. The Enabling Services Segment was sold in the second quarter of 2024.
(g) Includes adjustments to estimated contingent consideration on a sale of a facility, income related to services provided under Transition Services Agreements, settlements related to litigation initiated prior to the Spin, the yield expense incurred on amounts received under the Company’s Receivables Securitization Program, and amortization of implementation costs deferred in connection with cloud computing arrangements.
(h) Income tax impact of adjustments calculated based on the tax rate applicable to each item.

FORTREA HOLDINGS INC.
NET CASH USED FOR OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION
(in millions)
(unaudited)

Six Months Ended June 30, 2025
Net cash used for operating activities	$(102.4)
Capital expenditures	(10.4)
Free cash flow	$(112.8)